                                June 10, 1994



UAL Corporation
United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Township, IL  60007


          Re: (i) UAL Corporation Common Stock, par value $.01 per share, (ii) UAL Corporation Series D Redeemable Preferred Stock, without par value, (iii) UAL Corporation Depositary Shares, (iv) UAL Corporation Series B Preferred Stock, without par value, (v) United Air Lines, Inc. Series A Debentures due 2004 and (vi) United Air Lines, Inc. Series B Debentures due 2014
               -----------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to UAL Corporation, a Delaware corporation ("UAL"), and United Air Lines, Inc., a Delaware corporation ("United"), in connection with (i) the proposed recapitalization (the "Recapitalization") of UAL pursuant to terms and conditions of the Amended and Restated Agreement and Plan of Recapitalization, dated as of March 25, 1994, as amended by the First Amendment to the Agreement and Plan of Recapitalization, dated as of June 2, 1994 (as so amended, the "Plan of Recapitalization"), among UAL, the Air Line Pilots Association, International and the International Association of Machinists and Aerospace Workers, (ii) the Registration Statement, as amended through the date hereof, on Form S-4 (the "Form S-4") (Registration No. 33-53107), filed by UAL and United with the Securities and Exchange Commission (the "Commission") with respect to the Recapitalization described more fully below, (iii)

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 2

the Registration Statement, as amended through the date hereof, on Form S-3 ("UAL Form S-3") (Registration No. 33-53893), filed by UAL with the Commission with respect to the sale of 30,600,000 Depositary Shares (the "Depositary Shares"), each representing one one-thousandth of a share of Series B Preferred Stock, without par value (the "Series B Preferred Stock"), of UAL (the "UAL Preferred Offering") and (iv) the Registration Statement, as amended through the date hereof, on Form S-3 ("United Form S-3") (Registration No. 33-53891), filed by United with the Commission with respect to the sale of $382,500,000 principal amount of Series A Debentures due 2004 of United (the "Series A Debentures") and $382,500,000 principal amount of Series B Debentures due 2014 of United (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures") (the "United Debenture Offering"). The Form S-4 relates, among other things, to the Recapitalization, pursuant to which each share of Common Stock, par value $5.00 per share, of UAL that is currently outstanding will be reclassified into one half of a share of Common Stock, par value $.01 per share (the "New Shares"), of UAL and one one-thousandth of a share of Series D Redeemable Preferred Stock, without par value (the "Series D
Redeemable Preferred Stock"), of UAL. Subject to the provisions described below, immediately after issuance, each one-thousandth of a share of Series D Redeemable Preferred Stock will be redeemed by UAL for (a) $25.80 in cash, (b) depositary receipts (the "Depositary Receipts") evidencing 1.244 Depositary Shares (representing an aggregate of $31.10 liquidation preference of Series B Preferred Stock), (c) $15.55 principal amount of Series A Debentures and (d) $15.55 principal amount of Series B Debentures.

          UAL and United are registering, pursuant to the Form S-4 in connection with the Recapitalization, an aggregate of 14,463,093 New Shares, 35,985 shares of Series B Preferred Stock, 35,984,175 Depositary Shares, 28,927 shares of Series D Redeemable Preferred Stock, $449,802,200 principal amount of the Series A Debentures and $449,802,200 principal amount of the Series B Debentures.

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 3

          If the Depositary Shares are sold pursuant to the UAL Preferred Offering, the terms of the Series D Redeemable Preferred Stock will be adjusted
(i) to provide that the Depositary Shares will not be issued upon redemption of the Series D Redeemable Preferred Stock and (ii) to increase the amount of cash to be paid upon such redemption by an amount equal to the proceeds (without deducting the underwriting discount or any other costs) from the sale by UAL of such Depositary Shares pursuant to the UAL Preferred Offering.

          If the Series A Debentures are sold pursuant to the United Debenture Offering, the terms of the Series D Redeemable Preferred Stock will be adjusted
(i) to provide that the Series A Debentures will not be issued upon redemption of the Series D Redeemable Preferred Stock and (ii) to increase the amount of cash to be paid upon such redemption by an amount equal to the proceeds (without deducting the underwriting discount or any other costs) from the sale by United of such Series A Debentures pursuant to the United Debenture Offering.

          If the Series B Debentures are sold pursuant to the United Debenture Offering, the terms of the Series D Redeemable Preferred Stock will be adjusted
(i) to provide that the Series B Debentures will not be issued upon redemption of the Series D Redeemable Preferred Stock and (ii) to increase the amount of cash to be paid upon such redemption by an amount equal to the proceeds (without deducting the underwriting discount or any other costs) from the sale by United of such Series B Debentures pursuant to the United Debenture Offering.

          This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (7) of Regulation S-K under the Securities Act of 1933 (the "1933 Act").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation of UAL as certified by the Secretary of State of the State of Delaware and

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 4

the Bylaws of UAL as currently in effect, (ii) the proposed Amended and Restated Certificate of Incorporation of UAL (the "Proposed Amended and Restated Certificate") and the proposed Restated Bylaws (the "Proposed Restated Bylaws") of UAL, (iii) the Plan of Recapitalization, (iv) the Restated Certificate of Incorporation of United as certified by the Secretary of State of the State of Delaware (the "United Restated Certificate") and the Bylaws of United as currently in effect, (v) the proposed amendment to the United Restated Certificate, (the "Proposed Amendment to the United Restated Certificate"),
(vi) the Indenture, dated as of July 1, 1991, between United, as issuer, and The Bank of New York, as Trustee (the "Indenture"), pursuant to which the Debentures will be issued and the United Officers' Certificate (the "Officers' Certificate"), to be delivered to the Trustee pursuant to the Indenture, that defines the terms of the Debentures, (vii) the forms of the Debentures, (viii) resolutions adopted to date by the Board of Directors of United relating to the authorization, execution and delivery of the Indenture, (ix) resolutions adopted to date by the Board of Directors of UAL and the Board of Directors of United relating to the Recapitalization and related transactions, (x) the Form S-4,
(xi) the form of the deposit agreement (the "Deposit Agreement") to be entered into among UAL, a depositary to be appointed by UAL (the "Depositary") and the holders from time to time of Depositary Receipts issued thereunder to evidence Depositary Shares, including the form of Depositary Receipt included as Annex
A to the Deposit Agreement, and (xii) such other documents as we have deemed necessary or appropriate as the basis for this opinion.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that both UAL and United have been duly organized and are validly existing and in good standing under the laws of

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 5

the State of Delaware. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of UAL, United and others.

          Members of our firm are admitted to the Bar in the States of Delaware and New York and we express no opinion as to the laws of any other jurisdiction except the laws of the United States of America to the extent specifically referred to herein.

          We express no opinion herein as to whether the securities that are subject to this opinion or the Indenture, any of the transactions contemplated thereby or by the Recapitalization or the financing of the Recapitalization, or the use of proceeds from the sale of the securities that are subject to this opinion may constitute a fraudulent conveyance or what effect a finding to that effect would have on the validity or enforceability of the securities that are the subject of this opinion or the Indenture.

          This opinion is being furnished in connection with the Form S-4 and assumes that the Debentures, the Depositary Shares and the Series B Preferred Stock will be issued upon the redemption of the Series D Redeemable Preferred Stock and not pursuant to the United Debentures Offering and the UAL Preferred Offering, respectively.

          Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

          1. With respect to the Series A Debentures and the Series B Debentures, when (i) the Form S-4, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the Board of Directors of United, including any appropriate committee appointed thereby, and appropriate officers of United have taken all necessary corporate action to approve the Plan of Recapitalization and all the transactions contem-

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 6

plated thereby including the issuance and terms of the Debentures and related matters, (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (iv) the Officers' Certificate has been duly authorized, executed and delivered by United to the Trustee, (v) the shareholders of UAL have approved the Recapitalization and related matters and the other conditions of the Plan of Recapitalization are satisfied or waived, (vi) the terms of the Debentures and their issuance have been duly established in conformity with the Plan of Recapitalization, the Proposed Amended and Restated Certificate, the Indenture and the Officers' Certificate so as not to violate any applicable law, the United Restated Certificate, the Proposed Amendment to the United Restated Certificate or the Bylaws of United or result in a default under or breach of any agreement or instrument binding upon United and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over United and (vii) the Debentures have been duly executed and authenticated in accordance with the provisions of the Indenture and the Officers' Certificate and duly delivered in the manner provided in the Indenture and the Officers' Certificate, the Form S-4, the Plan of Recapitalization and the Proposed Amended and Restated Certificate, the Debentures will be, valid and binding obligations of United enforceable against United in accordance with their respective terms, except to the extent that enforcement may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2. With respect to the New Shares, when (i) the Form S-4, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the filing of the Proposed Amended and Restated Certificate with Secretary of State of the State of Delaware has duly occurred, (iii) the Board of Directors of UAL, including any appropriate committee appointed thereby,

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 7

and appropriate officers of UAL have taken all necessary corporate action to approve the Plan of Recapitalization and all the transactions contemplated thereby including the issuance of the New Shares and related matters, (iv) the shareholders of UAL have approved the Recapitalization and related matters and the other conditions of the Plan of Recapitalization are satisfied or waived,
(v) the New Shares have been duly issued in conformity with the Plan of Recapitalization, the Proposed Amended and Restated Certificate and Proposed Restated Bylaws so as not to violate any applicable law, the Proposed Amended and Restated Certificate and the Proposed Restated Bylaws or result in a default under or breach of any agreement or instrument binding upon UAL and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over UAL and (vi) certificates representing the New Shares in accordance with the applicable provision of the Delaware General Corporation Law, 8 Del.C. (S) 158 and Article 6, Section 6.1 of the Proposed Restated
Bylaws are approved by the Board of Directors of UAL and are duly executed, countersigned, registered and delivered in the manner provided in the Form S-
4, the Plan of Recapitalization and the Proposed Amended and Restated Certificate, the New Shares will be duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

          3. With respect to the Series D Redeemable Preferred Stock, when (i) the Form S-4, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the filing of the Proposed Amended and Restated Certificate with the Secretary of State of the State of Delaware has duly occurred, (iii) the Board of Directors of UAL, including any appropriate committee appointed thereby, and appropriate officers of UAL have taken all necessary corporate action to approve the Plan of Recapitalization and all the transactions contemplated thereby including the issuance and terms of the Series D Redeemable Preferred Stock and related matters, (iv) the shareholders of UAL have approved the Recapitalization and related matters and the other conditions to the Plan of Recapitalization are satisfied or

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 8

waived, (v) the terms of Series D Redeemable Preferred Stock and its issuance have been duly established in conformity with the Plan of Recapitalization, the Proposed Amended and Restated Certificate and Proposed Restated Bylaws so as not to violate any applicable law, the Proposed Amended and Restated Certificate and the Proposed Restated Bylaws or result in a default under or breach of any agreement or instrument binding upon UAL and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over UAL and (vi) certificates representing the Series D Redeemable Preferred Stock in accordance with the applicable provisions of the Delaware General
Corporation Law, 8 Del.C. (S) 158 and Article 6, Section 6.1 of the Proposed Restated Bylaws are approved by the Board of Directors of UAL and are duly executed, countersigned and registered in accordance with the terms of the Form S-4, the Plan of Recapitalization and the Proposed Amended and Restated Certificate, the Series D Redeemable Preferred Stock will be duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

          4. With respect to the Series B Preferred Stock, when (i) the Form S-4, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the filing of the Proposed Amended and Restated Certificate with the Secretary of State of the State of Delaware has duly occurred, (iii) the Board of Directors of UAL, including any appropriate committee appointed thereby, and appropriate officers of UAL have taken all necessary corporate action to approve the Plan of Recapitalization and all the transactions contemplated thereby including issuance and terms of the Series B Preferred Stock and related matters, (iv) the shareholders of UAL have approved the Recapitalization and related matters and the other conditions to the Plan of Recapitalization are satisfied or waived, (v) the terms of the Series B Preferred Stock and its issuance have been duly established in conformity with the Plan of Recapitalization, the Proposed Amended and Restated Certificate and Proposed Restated Bylaws so as not to violate any applicable law, the Proposed Amended and Restated Certificate

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 9

and the Proposed Restated Bylaws or result in a default under or breach of any agreement or instrument binding upon UAL and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over UAL and (vi) certificates representing the Series B Preferred Stock in accordance with the applicable provisions of the Delaware General Corporation Law, 8 Del.C. (S) 158 and Article 6, Section 6.1 of the Proposed Restated Bylaws are approved by the Board of Directors of UAL and are duly executed, countersigned, registered and delivered to the Depositary against delivery of Depositary Shares in the manner provided in the Form S-4, the Plan of Recapitalization and the Proposed Amended and Restated Certificate, the Series B Preferred Stock will be duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable.

          5. With respect to the Depositary Shares, when (i) the Form S-4, as finally amended (including all necessary post-effective amendments), has become effective, (ii) the filing of the Proposed Amended and Restated Certificate with the Secretary of State of the State of Delaware has duly occurred, (iii) the shareholders of UAL have approved the Recapitalization and related matters and the other conditions of the Plan of Recapitalization are satisfied or waived, (iv) the Board of Directors of UAL, including any appropriate committee appointed thereby, and appropriate officers of UAL have taken all necessary corporate action to approve the Plan of Recapitalization and all the transactions contemplated thereby including the issuance and terms of the Depositary Shares and related matters, including the Deposit Agreement, (v) the Deposit Agreement has been duly executed and delivered, (vi) the terms of the Depositary Shares and their issuance have been duly established in conformity with the Plan of Recapitalization, the Proposed Amended and Restated Certificate and the Deposit Agreement so as not to violate any applicable law, the Proposed Amended and Restated Certificate and the Proposed Restated Bylaws or result in a default under or breach of any agreement or instrument binding upon UAL and so as to comply with any restriction imposed by any

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 10

court or governmental body having jurisdiction over UAL and (vii) the shares of Series B Preferred Stock that are to be represented by Depositary Shares have been duly authorized, validly issued and duly delivered to the Depositary for deposit pursuant to the Deposit Agreement and (viii) the Depositary Receipts are duly executed, countersigned and delivered against the deposit of the Series B Preferred Stock in accordance with the Deposit Agreement in the manner provided in the Form S-4, the Plan of Recapitalization and the Proposed Amended and Restated Certificate, such Depositary Shares represented by the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          6. The Proposed Amended and Restated Certificate provides that in the event of a liquidation, dissolution or winding up of the affairs of UAL, whether voluntary or involuntary, each holder of Series B Preferred Stock shall be entitled to receive out of the net assets of UAL available for distribution to its stockholders an amount equal to $25,000 per share before any distribution shall be made to the holders of the UAL's New Shares or any other class of stock or series thereof ranking junior to the Series B Preferred Stock with respect to the distribution of assets.

          7. There is no provision in the Proposed Amended and Restated Certificate which purports to restrict the surplus of UAL by reason of the excess of the liquidation preference of the Series B Preferred Stock over its par value. The applicable provisions of the Delaware General Corporation Law, 8 Del.C. (S)(S) 154 and 170(a), which define capital and surplus of a Delaware corporation available for the payment of dividends, do not purport to restrict such surplus by reason of any such excess. Moreover, we are not aware of any applicable provisions of the Constitution of the State of Delaware nor any controlling Delaware case law which would suggest that surplus would be restricted by the excess of the liquidation preference over the par value of the Series B Preferred Stock.

UAL Corporation
United Air Lines, Inc.
June 10, 1994
Page 11

          Accordingly, while there are no authorities specifically addressing this issue, we are of the opinion (i) that there should be no restriction upon the surplus of UAL available for the payment of dividends on any outstanding capital stock of UAL solely by reason of the fact that the liquidation preference of the Series B Preferred Stock exceeds the par value of such shares and (ii) that no remedy should be available to the holders of the Series B Preferred Stock before or after payment of any dividend solely because such dividend would reduce the surplus of UAL to an amount less than the amount of such excess, assuming that the payment of such dividend is in accordance with the provisions of the Delaware General Corporation Law and the Proposed Amended and Restated Certificate.

          We hereby consent to the use of this opinion as an exhibit to the Form S-4 and to the reference to our firm under the heading "Legal Opinion" in the Form S-4. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.


                              Very truly yours,



                              Skadden, Arps, Slate
                                Meagher & Flom